EXHIBIT 99.1

news release

Contact:

Willa McManmon

NeoMagic

408.486.3955

wmcmanmon@neomagic.com

NeoMagic®Announces Financing Agreement

SANTA CLARA, Calif. — August 20, 2004 — NeoMagic (Nasdaq:  NMGC) today announced that it has signed definitive documents for a planned private placement of $5 million of convertible preferred stock and warrants with Satellite Strategic Finance Associates, LLC, a private investment fund.  The financing is expected to occur today and will result in the sale and issuance of zero-dividend convertible preferred stock and warrants for gross proceeds to the Company of $5 million.  This financing includes (i) preferred stock that will be convertible into 4,347,826 shares of common stock at a conversion price of $1.15 per share, (ii) a warrant to purchase 1,000,000 shares of common stock at $1.60 per share, exercisable until 90 days after the date that the registration statement to be filed by the Company covering the securities is declared effective by the Securities and Exchange Commission and (iii) a warrant to purchase 1,608,696 shares of common stock at $1.64 per share, exercisable for five years from today.

The preferred stock is subject to redemption upon certain events, such as the failure of the Company to comply with its obligations with respect to the preferred stock and the warrants.  Both the preferred stock and the warrant to purchase 1,608,696 shares are subject to anti-dilution provisions that will have the effect of lowering the applicable conversion or exercise prices if the Company issues equity either below those prices or below the market price of the Company’s common stock at the time of such issuance.

NeoMagic intends to use the net proceeds from these financing transactions for working capital and general corporate purposes.

The securities to be sold will not be registered under the Securities Act of 1933 at the time of sale.  Accordingly, these securities may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act.  NeoMagic has agreed to file registration statements covering resales of these securities by the investors.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About NeoMagic

NeoMagic Corporation, based in Santa Clara, California, enables new generations of handheld systems with its Applications Processors that are designed to offer the lowest power, smallest form-factor and best multimedia features and performance. The Company is a pioneer in the integration of complex logic, memory and analog circuits into single-chip solutions. Information on the Company may be found on the World Wide Web at www.neomagic.com.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information includes statements relating to the conversion of securities, future sales of securities, future registration of securities and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements.   These factors are described in the Company’s most recent Form 10-K and our other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.